[DMC LETTERHEAD]




                     DYNAMIC MATERIALS CORPORATION COMPLETES
                ACQUISITION OF PRECISION MACHINED PRODUCTS, INC.

FOR IMMEDIATE RELEASE

THURSDAY, DECEMBER 03, 1998

CONTACT:     MARK W. JARMAN
             VP OF CORPORATE DEVELOPMENT
             DYNAMIC MATERIALS CORPORATION
             303-604-3923


LAFAYETTE, CO (Dynamic Materials Corporation, (Nasdaq: BOOM), 'DMC', today announced that it has completed the acquisition of Ft. Collins, Colorado-based Precision Machined Products, Inc. (PMP), a manufacturer of extremely high precision, complex machined parts used in the aerospace, satellite, medical equipment and high technology industries. PMP will operate as a division of DMC, and management believes that PMP will be accretive to the company's fully diluted earnings.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the timing and size of orders by major customers, retention of key customers, shifts in product mix, the occurrence of acquisition-related costs, general economic conditions as they affect the Company's key customers, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-KSB for the year ended December 31, 1997 and the reports on Form 10Q for the first three quarters of 1998.

Based in Lafayette, Colorado, Dynamic Materials Corporation is a leader in the metal working industry, and its products include explosion bonded clad metal plates and other metal fabrications for the petrochemical, chemical processing, satellite/launch vehicle, commercial aircraft, defense and a variety of other industries.


              For more information on Dynamic Materials Corporation visit the Company's web site at http://www.dynamicmaterials.com



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